UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2024 (July 17, 2024)

FORTUNE VALLEY TREASURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55555	32-0439333
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

B1601 Oriental Impression Building 2 Liansheng Road, Humen Town Dongguan, Guangdong Province, China	518000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) (769) 8572 9133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Ms. Chaoping Chen resigned as a member of the board of directors (the “Board”) of Fortune Valley Treasures, Inc. (the “Company”), effectively June 25, 2024.

Effective July 17, 2024, the Board elected Fang Li as an independent director of the Company to fill the vacancy created from Ms. Chen’s resignation. There are no relationships or related transactions between Ms. Li and the Company that would be required to be reported under Section 404(a) of Regulation S-K.

Fang Li has been an auditor at Ernst & Young Huaming Certified Public Accountants (Shenzhen Branch) since September 2021. From July 2019 to November 2019, Ms. Li was an Investment Assistant with Shenzhen Hengyuan Asset Management Co., Ltd where she participated in financing projects. From July 2018 to June 2019, she was a Risk Management Assistant at Haitong Securities Co., Ltd, China. Ms. Li holds a Master of Finance from Shenzhen University and a Bachelor in Finance from Guangdong University of Foreign Studies, China.

Fang Li is independent under the rules of the SEC and Nasdaq. Ms. Li will serve as a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 17, 2024

FORTUNE VALLEY TREASURES, INC.

By:	/s/ Kaihong Lin
Name:	Kaihong Lin
Title:	Chief Financial Officer